Exhibit 99.1

Toreador Energy France S.C.S	Toreador Resources
9 rue Scribe	13760 Noel Road
75009 Paris France	Suite 1100
Dallas, Texas 75240
33 1 47 03 34 24	214 559 3933
Fax 33 1 47 03 33 71	Fax 214 559 3945
www.toreador.net

NEWS RELEASE

TOREADOR ANNOUNCES GROWTH STRATEGY TO UNLOCK SHAREHOLDER VALUE

Strategy Unveiled to Create Leading Pan-European and Mediterranean

Exploration and Production Company

First-Time Development of Unconventional French Shale Oil Using

Proven US Technology

Strategy to Monetize Assets and Achieve Growth

NEW YORK CITY, NEW YORK — (June 4, 2009) — Toreador Resources Corporation (“Toreador” or the “Company”) (Nasdaq:TRGL) announced that at today’s Annual Stockholder Meeting in New York City it will discuss the details of its new corporate strategy to position the Company to achieve significant growth over the 2009 — 2011 timeframe and unlock shareholder value.  To access today’s 11:00 a.m. EDT webcast of the Annual Stockholder Meeting and the corporate strategy presentation, please go to the Toreador website, www.toreador.net, and use the link in the investor relations section or paste the following link in your browser: http://phx.corporate-ir.net/phoenix.zhtml?p=irol-ventDetails&c=68298&eventID=2228636.

Building upon the Company’s momentum already achieved this year in reducing costs, debt, and capital expenditures, a renewed strategic direction has been formulated to create a unique, fast-growing, pan-European and Mediterranean exploration and production company headquartered in Paris, France.  Toreador intends to 1) maintain its recent achievement of an efficient base business, 2) unlock value in its Turkey and Hungary assets, 3) execute steady growth in its France assets, and 4) deliver step-change expansion that includes a phased development of the Paris Basin Oil Shale and the pursuit of corporate and assets-based transactions as they become available.

Highlights of the Company’s strategy include:

FRANCE

•                  The Company has completed a review of its conventional growth opportunities in France and plans that the La Garenne well on the Rigny le Ferron permit will be drilled, scheduled to spud late this year pending regulatory approvals.  The Company believes the well has low risk and is forecast to prove up to 30 mmbo of oil in place, which should expose the Company to a two-fold potential increase in net barrels of proved and probable reserves.  The Company has a 100% interest in the well.

•                  The Company is pursuing the exploitation of unconventional resources in the Paris Basin.  Toreador’s work in this area has shown that the Paris Basin has exceedingly similar characteristics to the Bakken Formation in the Williston Basin (North America).  The Company has the right to develop 649,000 acres (with an additional 153,000 acres pending regulatory approval) in the heart of the Paris Basin where an estimated 65 billion barrels of oil are believed to remain in the source rock that is located between the long-producing conventional reservoirs of the Paris Basin.  Toreador intends to use proven exploration and production technology used in Bakken to develop this acreage.  Pursuit of the Paris Basin Oil Shale will comprise four phases, with the scope of the latter three phases depending on previous results.  The Company’s current focus is on implementing Phase 1 through the end of 2010.

HUNGARY

•                  Toreador is considering opportunities to monetize its Hungary operations and portfolio to enable the Company to expedite development of the Paris Basin Oil Shale.

•                  Operations continue on the Balotaszallas-E-1 (“Ba-E-1”) well in the Tompa block in southern Hungary and short-term testing results will be released later this month.  A gas contract has now been signed with EON, and construction of the planned tie-in at the entrance of the plant facilities has commenced.  The planned 20-kilometer pipeline will also enable the Company to produce the Kiha-15 well, which was the 2006 re-entry of a well previously owned by MOL and has been shut-in awaiting a market access point. The permanent pipeline installation is expected to be completed in the fourth quarter of this year.  The Company has a 25% carried interest in the Ba-E-1 well and a working interest of 100% in the Kiha-15 well.

TURKEY

•                  Stellar Energy Advisors, based in London, UK, is currently managing an open-bid process to sell Toreador’s remaining operations in Turkey, including its 10% interest in the South Akcakoca Sub-Basin, in addition to the related onshore production there, and 2.2 million net acres in exploration licenses that are currently held. The sale process has been extended through mid-summer based upon interest from prospective buyers in Turkey’s strategic positioning in the oil and gas industry.

•                  In addition to the sale process, Toreador is also reviewing other options to monetize its business in Turkey, including but not limited to a potential spin-off to create a unique E&P company purely focused on Turkey.

POTENTIAL TRANSACTIONS

•                  Toreador’s strategy includes potential for growth through mergers, acquisitions and other transactions that would create value for shareholders.  Potential transactions will be pursued opportunistically, with a focus on companies and assets that complement Toreador’s core business.

Craig McKenzie, President and CEO of Toreador, said, “We are very pleased with the progress we have made implementing corporate priorities to stabilize the business and can now commit to deliver on this new strategic plan to create a leading pan-European and Mediterranean E&P company headquartered in France. We believe that 2009 will be a break-out year for the Company.”

Added McKenzie, “Beyond the ongoing work with our conventional assets, the most exciting project for us, and our shareholders, is the development of the unconventional oil shale identified in the Paris Basin.  Toreador is prepared to bring the industry’s Bakken experience to Europe to exploit the vast resources that are in the Paris Basin.  Technologies commonplace to US E&P are yet to be deployed in Europe.”

Concluded McKenzie, “Toreador’s strategy is new, but we have already taken a number of steps that have strengthened the company, significantly increased financial discipline and refocused the portfolio.  We are confident in our ability to execute these ambitious goals for the benefit of all our shareholders.”

ABOUT TOREADOR

Toreador Resources Corporation is an independent international energy company engaged in the acquisition, development, exploration and production of natural gas, crude oil and other income-producing minerals. The company holds interests in developed and undeveloped oil and gas properties in France, Turkey, and Hungary.  More information about Toreador may be found at the Company’s web site, www.toreador.net.

Forward Looking Statements — Except for the historical information contained herein, the matters set forth in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Toreador intends that all such statements be subject to the “safe-harbor” provisions of those Acts.  Many important risks, factors and conditions may cause Toreador’s actual results to differ materially from those discussed in any such forward-looking statement.  These risks include, but are not limited to, the effectiveness of the Company’s business strategy, the rate or extent of the Company’s growth, estimates or forecasts of reserves, estimates or forecasts of production, future commodity prices, exchange rates, interest rates, geological and political risks, drilling risks, product demand, transportation restrictions, the Company’s ability to complete corporate or asset-based transactions, the timing of any such transactions and the shareholder value resulting from any such transactions, the receipt of regulatory approvals, and other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission.  The historical results achieved by Toreador are not necessarily indicative of its future prospects.  Toreador undertakes no obligation to publicly update or revise any forward looking-statements, whether as a result of new information, future events or otherwise.

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CONTACT:

Shirley Z. Anderson, Corporate Secretary, 214-559-3933

Toreador Resources Corporation

sanderson@toreador.net